UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2024

CARRIER GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard
Palm Beach Gardens, Florida 33418
(Address of principal executive offices, including zip code)

(561) 365-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Completion of the Acquisition of Viessmann Climate Solutions SE

As previously disclosed, on April 25, 2023, Carrier Global Corporation (“Carrier”) and Johann Purchaser GmbH (“Purchaser”), a wholly owned subsidiary of Carrier, entered into a Share Purchase Agreement (the “Purchase Agreement”) with Viessmann Group GmbH & Co. KG (“Seller”), providing for the acquisition by Purchaser (the “Acquisition”) of Seller’s climate solutions business (the “Business”) through the acquisition of Viessmann Climate Solutions SE (“Climate Solutions”). On January 2, 2024, Carrier completed the Acquisition. Pursuant to the Purchase Agreement, the purchase price paid by Purchaser to Seller consisted of (i) EUR 10.2 billion in cash (the “Cash Consideration”) and (ii) 58,608,959 common shares, par value $0.01, of Carrier (“Carrier Common Stock” and such consideration, the “Share Consideration”).

Item 1.01	Entry into a Material Definitive Agreement.

Investor Rights Agreement

In connection with the completion of the Acquisition, on January 2, 2024, Carrier and Seller entered into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which Seller has the right to nominate one member of the Carrier Board of Directors (the “Board”) for a period of ten years following the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), provided that Seller, together with its permitted transferees, continues to hold at least 50% of the Share Consideration. Seller has designated Maximilian Viessmann as its initial designee to the Board. The Investor Rights Agreement further provides that, for the time periods specified therein, Seller and its affiliates are subject to customary standstill, lockup and transfer restrictions and agree to vote their shares of Carrier Common Stock in favor of director nominees and other customary matters as recommended by the Board. The Investor Rights Agreement also provides for customary resale, demand and piggyback registration rights. In addition, the Investor Rights Agreement provides for a waiver of the corporate opportunities doctrine in favor of Seller and its affiliates, which was approved by the Board.

Bridge Credit Agreement

In connection with the completion of the Acquisition, on January 2, 2024, Carrier entered into a 60-day term loan credit agreement (the “Bridge Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, under which it incurred a 60-day senior unsecured bridge term loan consisting of a euro-denominated tranche in an aggregate amount of €113 million and a USD-denominated tranche in an aggregate amount of $349 million, the proceeds of which were used to fund a portion of the Cash Consideration (the “Bridge Loan”).

The Bridge Loan bears interest at, in the case of borrowings denominated in USD, the Term SOFR Rate plus 0.10% and a ratings-based margin or alternatively at the Base Rate plus a ratings-based margin, and in the case of borrowings denominated in euro, the EURIBOR Rate plus a ratings-based margin.

The Bridge Credit Agreement contains customary representations and warranties for investment grade financings, certain customary affirmative covenants and certain negative covenants that generally restrict, subject to various exceptions, Carrier from taking certain actions, including, without limitation, incurring certain liens and certain fundamental changes, and customary events of default for financings of this type.

All terms used but not defined in this “Bridge Credit Agreement” section of Item 1.01 of this Current Report on Form 8-K (this “Report”) are as defined in the Bridge Credit Agreement.

Additional Agreements

In connection with the completion of the Acquisition, Carrier, Seller and Carrier Innovative Technologies GmbH (“Licensee”) entered into a License Agreement (the “License Agreement”), pursuant to which Seller has granted to Licensee an exclusive, worldwide license to use the “Viessmann” trademarks in connection with the Business. Licensee is required to pay an annual royalty of €12 million for the first five years of the term of the License Agreement and thereafter is required to pay royalties on net sales of licensed products sold by Licensee and its affiliates for the remainder of the term.

The foregoing description of each of the Investor Rights Agreement, the License Agreement, and the Bridge Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, the License Agreement and the Bridge Credit Agreement, copies of which are attached hereto as Exhibit No. 10.1, Exhibit No. 10.2 and Exhibit No. 10.3, respectively, and each of which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the section titled “Introductory Note” and in Item 1.01 of this Report is incorporated herein by reference.

The descriptions of the effects of the Purchase Agreement and the transactions contemplated by the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to Carrier’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2023 and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the section titled “Bridge Credit Agreement” in Item 1.01 of this Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing, on January 2, 2024, Maximilian Viessmann was appointed as a member of the Board, with a term expiring at Carrier’s 2024 annual meeting of shareowners. The Board also appointed Mr. Viessmann to the Board’s Technology and Innovation Committee. Mr. Viessmann was appointed pursuant to the terms of the Investor Rights Agreement, as described in Item 1.01 of this Report.

Mr. Viessmann has been the Co-Chief Executive Officer and a member of the board of directors of Seller since 2018.

In connection with his service on the Board, Mr. Viessmann will receive the same compensation currently payable to Carrier’s non-employee directors, including for service on committees and as committee chairpersons, as described in the definitive proxy statement filed with the SEC by Carrier on March 7, 2023 in connection with Carrier’s 2023 annual meeting of shareowners.

Mr. Viessmann, together with other members of the Viessmann family, owns a majority of the capital stock of Seller and accordingly, upon the completion of the Acquisition, Seller became a “related party” of Carrier. In connection with the Closing, Carrier and its affiliates entered into certain agreements with Seller, including the License Agreement and the Investor Rights Agreement, descriptions of which are included in Item 1.01 to this Report and are incorporated herein by reference. Additionally, in connection with the Closing, Carrier, Seller and Climate Solutions entered into a Transitional Services Agreement pursuant to which each of Carrier and Seller will provide to the other on an interim, transitional basis, various services, agreed-upon charges for which services are generally intended to allow the servicing party to charge a price comprised of costs and expenses, including reasonably allocable overhead expenses. Following the Closing, Carrier and its affiliates intend to enter into or maintain certain additional commercial agreements, including framework agreements and lease agreements, with Seller and its affiliates.

Item 7.01	Regulation FD Disclosure.

On January 2, 2024, Carrier issued a press release announcing the completion of the Acquisition and Mr. Viessmann’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The press release issued on January 2, 2024 is furnished herewith as Exhibit No. 99.1 to this Report, and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing by Carrier under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited combined financial statements of the Business at and for the year ended December 31, 2022, the notes related thereto and the Report of Independent Auditors thereon, and the unaudited combined financial statements of the Business at and for the nine months ended September 30, 2023, and the notes related thereto, are filed as Exhibits 99.2 and 99.3, respectively, to this Report and incorporated by reference herein.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of Carrier and the Business at and for the nine months ended September 30, 2023 and for the year ended December 31, 2022, and the notes related thereto, is filed as Exhibit 99.4 to this Report and incorporated by reference herein.

The pro forma financial information included as Exhibit 99.4 to this Report has been presented for informational purposes only, as required by Form 8-K, and does not purport to represent the actual results of operations that Carrier and the Business would have achieved had Carrier and the Business combined at and during the periods presented in the pro forma financial information, and is not intended to project the future results of operations that the combined company may achieve following the Acquisition.

(d)	Exhibits

2.1*+	Share Purchase Agreement dated as of April 25, 2023 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on April 26, 2023).
10.1*+	License Agreement dated as of January 2, 2024, by and among Viessmann Group GmbH & Co. KG, Viessmann Climate Solutions SE and Carrier Global Corporation.
10.2*	Investor Rights Agreement dated as of January 2, 2024, by and between Carrier Global Corporation and Viessmann Group GmbH & Co. KG.
10.3*	Bridge Loan Agreement dated as of January 2, 2024, by and among Carrier Global Corporation, JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Bank of America, N.A.
23.1	Consent of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft
99.1	Press release dated January 2, 2024 announcing completion of the Acquisition and the appointment of Maximilian Viessmann to the Board.
99.2
Audited Combined Financial Statements of the Climate Solutions Business of Viessmann Climate Solutions SE at and for the year ended December 31, 2022, the notes related thereto and the Report of Independent Auditors contained therein (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K furnished on November 13, 2023).

99.3
Unaudited Combined Financial Statements of the Climate Solutions Business of Viessmann Climate Solutions SE at and for the nine months ended September 30, 2023, and the notes related thereto (incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K furnished on November 13, 2023).

99.4
Unaudited Pro Forma Condensed Combined Financial Information of Carrier and the Climate Solutions Business of Viessmann Climate Solutions SE at and for the nine months ended September 30, 2023 and for the year ended December 31, 2022, and the notes related thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.
+ Certain portions of this exhibit have been omitted in accordance with Item 601(b)(2)(ii) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION

Date: January 2, 2024	By:	/s/ Patrick Goris
Patrick Goris
Senior Vice President and Chief Financial Officer